Exhibit 99.1
Remy International, Inc. Announces Third Quarter 2014 Results
PENDLETON, Ind., October 29, 2014 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starter motors and alternators for light vehicle and commercial vehicle applications, multi-line products and hybrid electric motors, today announced its financial results for the third quarter ended September 30, 2014.

Financial Results	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net sales	$287.5 million	$262.8 million	$887.1 million	$826.9 million
Net income (loss)	$(11.1) million	$10.4 million	$8.3 million	$23.7 million
Diluted earnings (loss) per share	$(0.35)	$0.33	$0.26	$0.73
Net cash provided by (used in) operating activities	$(2.7) million	$25.3 million	$(6.7) million	$15.3 million
Cash earnings per share	$0.54	$0.73	$1.81	$1.90
Adjusted EBITDA	$31.9 million	$33.9 million	$102.5 million	$99.5 million

Second Quarter Highlights

•	Net sales of $287.5 million for the third quarter of 2014, an increase of 9% compared to $262.8 million for the third quarter of 2013.

•
Adjusted EBITDA of $31.9 million for the third quarter of 2014 compared to $33.9 million for the third quarter of 2013. The decrease of $2.0 million in Adjusted EBITDA is primarily driven by USA Industries, Inc. loss of $1.7 million in the third quarter of 2014 due to inefficiencies as a result of the announced closure of the New York facilities and impact of a flood during the quarter.

•
On September 8, 2014, we announced entry into agreements for a transaction (the "Transaction") with Fidelity National Financial, Inc. ("FNF"). The Transaction will result in the indirect distribution of all the shares of Remy common stock that are held by FNF to the holders of its Fidelity National Financial Ventures ("FNFV") tracking stock, and the acquisition by Remy of a small company, Fidelity National Technology Imaging, LLC ("FNTI"), from FNF. The Transaction is subject to customary closing conditions, including Remy stockholder approval. The Transaction is expected to close in December 2014 or in the first quarter of 2015.

•
On September 11, 2014, we announced that we signed a Settlement Agreement and Mutual General Release (the "Agreement") with Tecnomatic, S.p.A. to settle all disputes relating to a 2008 action filed in the U.S. District Court, Southern District of Indiana. In addition, we entered into a cross licensing arrangement of certain patents with Tecnomatic. The value of the patents received from Tecnomatic is approximately $13.9 million. Under the terms of the Agreement and the cross licensing arrangement, we paid to Tecnomatic a $16.0 million cash payment in September 2014 and will pay a $16.0 million cash payment on or before March 15, 2015.

•	On October 29, 2014, the Board of Directors declared a quarterly dividend of $0.10 per share payable on November 26, 2014 to stockholders of record as of November 12, 2014.

Jay Pittas, Remy International, Inc. President and CEO commented, "The third quarter was certainly an active and challenging period for us with many moving parts. Despite the distractions, sales grew 9%, outpacing the market, with year-over-year increases across all product lines. Long term industry fundamentals remain favorable and support continued growth in vehicle and component sales. Our customer mix and regional diversification combined with our strategic global investments provide a solid foundation for the future."

About Remy International, Inc.
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy®, World Wide Automotive® and USA Industries® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss third quarter 2014 results on Thursday, October 30, 2014 beginning at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.
Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided adjusted EBITDA, cash earnings and cash earnings per share, and adjusted operating income, non-U.S. GAAP financial measures, which are frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measures presented provide a useful measure of Remy’s financial performance since they exclude certain items which do not reflect ongoing operations. A reconciliation of U.S. GAAP net income to adjusted EBITDA, U.S. GAAP Operating income (loss) to Adjusted operating loss, and adjusted EBITDA to cash earnings and cash earnings per share is provided herein. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost, (ix) certain purchase accounting finished goods inventory step-up costs, (x) litigation settlements and related legal fees, (xi) Transaction related fees, and (xii) other adjustments. We have updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition. Cash earnings is defined as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. We define adjusted operating income as operating income (loss) before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, (v) executive officer separation cost, and (vi) other adjustments. Adjusted EBITDA, cash earnings, and adjusted operating income as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the third quarter 2014 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under "Investor Relations".
Investor Contact:
Investor Relations
ir@remyinc.com
(765) 778-6602

SOURCE: Remy International, Inc.

Remy International, Inc.

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014, each of which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated balance sheets

	September 30,	December 31,
(In thousands, except share information)	2014	2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$62,328	$114,884
Trade accounts receivable (less allowances of $1,723 and $1,583)	234,086	191,548
Other receivables	18,022	21,023
Inventories	184,397	159,340
Deferred income taxes	34,916	36,329
Prepaid expenses and other current assets	11,753	11,151
Total current assets	545,502	534,275

Property, plant and equipment	262,226	249,326
Less accumulated depreciation and amortization	(119,022)	(103,715)
Property, plant and equipment, net	143,204	145,611

Deferred financing costs, net of amortization	3,298	3,802
Goodwill	285,433	271,418
Intangibles, net	117,278	89,909
Other noncurrent assets	78,777	72,040
Total assets	$1,173,492	$1,117,055

Liabilities and Equity:
Current liabilities:
Short-term debt	$7,305	$2,369
Current maturities of long-term debt	3,379	3,392
Accounts payable	182,185	168,491
Accrued interest	123	92
Accrued restructuring	499	1,026
Other current liabilities and accrued expenses	133,668	110,179
Total current liabilities	327,159	285,549

Long-term debt, net of current maturities	311,799	293,835
Postretirement benefits other than pensions	1,478	1,628
Accrued pension benefits	16,823	19,103
Deferred income taxes	1,306	1,000
Other noncurrent liabilities	28,320	24,783

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 31,995,332 shares outstanding at September 30, 2014, and 31,981,544 shares outstanding at December 31, 2013	3	3
Treasury stock, at cost; 457,107 treasury shares at September 30, 2014, and 267,924 treasury shares at December 31, 2013	(3,982)	(1,477)
Additional paid-in capital	326,595	320,687
Retained earnings	212,185	213,418
Accumulated other comprehensive loss	(48,194)	(41,474)
Total Remy International, Inc. stockholders' equity	486,607	491,157
Total liabilities and equity	$1,173,492	$1,117,055

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net sales	$287,508	$262,832	$887,095	$826,908
Cost of goods sold	256,480	210,600	743,454	664,996
Gross profit	31,028	52,232	143,641	161,912
Selling, general, and administrative expenses	35,166	29,760	104,434	102,325
Restructuring and other charges	2,212	1,454	2,605	4,263
Operating income (loss)	(6,350)	21,018	36,602	55,324
Interest expense–net	4,659	5,370	15,685	15,438
Loss on extinguishment of debt and refinancing fees	—	—	—	4,256
Income (loss) before income taxes	(11,009)	15,648	20,917	35,630
Income tax expense	110	5,292	12,613	11,967
Net income (loss)	(11,119)	10,356	8,304	23,663
Less net income attributable to noncontrolling interest	—	—	—	659
Net income (loss) attributable to common stockholders	$(11,119)	$10,356	$8,304	$23,004

Basic earnings (loss) per share:
Earnings (loss) per share	$(0.35)	$0.33	$0.26	$0.74
Weighted average shares outstanding	31,514	31,240	31,470	31,196
Diluted earnings (loss) per share:
Earnings (loss) per share	$(0.35)	$0.33	$0.26	$0.73
Weighted average shares outstanding	31,514	31,383	31,585	31,338
Dividends declared per common share	$0.10	$0.10	$0.30	$0.30

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$8,304	$23,663
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	29,787	25,767
Amortization of debt issuance costs	752	868
Loss on extinguishment of debt and refinancing fees	—	4,256
Stock-based compensation	3,454	4,894
Deferred income taxes	336	766
Accrued pension and postretirement benefits, net	(1,924)	(992)
Restructuring and other charges	2,605	4,263
Cash payments for restructuring charges	(2,256)	(6,093)
Other	1,053	(1,732)
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(32,111)	(24,546)
Inventories	(13,598)	(5,300)
Accounts payable	7,418	(8,402)
Other current assets and liabilities, net	16,405	8,842
Other noncurrent assets and liabilities, net	(26,963)	(10,917)
Net cash (used in) provided by operating activities	(6,738)	15,337

Cash flows from investing activities:
Purchases of property, plant and equipment	(16,963)	(17,394)
Net proceeds on sale of assets	83	585
Acquisition of USA Industries, Inc., net of cash acquired of $109	(40,070)	—
Net cash used in investing activities	(56,950)	(16,809)

Cash flows from financing activities:
Change in short-term debt	4,930	(5,724)
Proceeds from borrowings on Asset-Based Revolving Credit Facility	51,970	—
Payments made on Asset-Based Revolving Credit Facility	(31,722)	—
Payments made on long-term debt, including capital leases	(2,541)	(289,861)
Proceeds from issuance of long-term debt	—	299,250
Dividend payments on common stock	(9,700)	(9,462)
Purchase of treasury stock	(2,505)	(1,248)
Debt issuance costs	—	(3,476)
Purchase of and distributions to noncontrolling interest	—	(18,961)
Other	1,142	—
Net cash provided by (used in) financing activities	11,574	(29,482)

Effect of exchange rate changes on cash and cash equivalents	(442)	254
Net decrease in cash and cash equivalents	(52,556)	(30,700)
Cash and cash equivalents at beginning of period	114,884	111,733
Cash and cash equivalents at end of period	$62,328	$81,033
Supplemental information:
Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	$2,946	$1,678

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation cost, certain purchase accounting finished goods inventory step-up costs and other adjustments as set forth in the reconciliations provided below. We have updated our definition to include litigation settlements and related legal fees, as well as, Transaction related fees. All periods presented conform to this definition.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended September 30,		Nine months ended September 30,
(In thousands)	2014	2013	2014	2013

Net income (loss) attributable to common stockholders	$(11,119)	$10,356	$8,304	$23,004
Adjustments:
Interest expense–net	4,659	5,370	15,685	15,438
Income tax expense	110	5,292	12,613	11,967
Depreciation and amortization	10,971	8,745	29,787	25,767
Stock-based compensation expense	893	1,648	3,454	4,894
Net income attributable to noncontrolling interest	—	—	—	659
Restructuring and other charges	2,212	1,454	2,605	4,263
Loss on extinguishment of debt and refinancing fees	—	—	—	4,256
Litigation settlements and related legal fees	21,417	905	23,740	1,979
Transaction related fees	2,714	—	2,714	—
Executive officer separation	—	—	—	7,000
Purchase accounting finished goods inventory step-up	—	—	3,474	—
Other	50	147	99	251
Total adjustments	43,026	23,561	94,171	76,474
Adjusted EBITDA	$31,907	$33,917	$102,475	$99,478

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Cash earnings and cash earnings per share

Management believes cash earnings and cash earnings per share, which are non-U.S. GAAP measures, are useful in evaluating the ongoing operating performance of the Company. We define cash earnings as adjusted EBITDA less cash paid for (i) income taxes, (ii) interest expense and (iii) capital expenditures. Cash earnings per share is defined as cash earnings divided by the weighted average number of diluted shares outstanding for the period. Other companies in our industry define cash earnings and cash earnings per share differently from us and, as a result, our measures are not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of cash earnings per share to its most directly comparable U.S. GAAP measure, diluted earnings (loss) per share:

(In thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA (a)	$31,907	$33,917	$102,475	$99,478
Adjustments:
Cash paid for income taxes	(4,714)	(1,850)	(13,965)	(6,003)
Cash paid for interest expense	(4,684)	(5,128)	(14,463)	(16,412)
Purchases of property, plant and equipment	(5,336)	(4,155)	(16,963)	(17,394)
Total adjustments	(14,734)	(11,133)	(45,391)	(39,809)
Cash earnings	$17,173	$22,784	$57,084	$59,669

Diluted earnings per share:
Weighted average shares outstanding	31,514	31,383	31,585	31,338
Diluted earnings (loss) per share	$(0.35)	$0.33	$0.26	$0.73
Weighted average shares outstanding (b)	31,610	31,383	31,585	31,338
Cash earnings per share	$0.54	$0.73	$1.81	$1.90

(a)	See accompanying Non-U.S. GAAP reconciliation schedule of Adjusted EBITDA.

(b)
The weighted average diluted shares outstanding for the quarter ended September 30, 2014 includes approximately 96,000 shares that were antidilutive and excluded from the U.S. GAAP dilutive calculation due to the U.S. GAAP reported quarterly net loss.

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted operating income

Management believes adjusted operating income, which is a non-U.S. GAAP measure, is a useful in evaluating the ongoing operating performance of the Company. We define adjusted operating income as operating income (loss) before (i) purchase accounting related charges, (ii) restructuring and other charges, (iii) litigation settlements and related legal fees, (iv) Transaction related fees, (v) executive officer separation cost, and (vi) other adjustments as set forth in the reconciliations provided below. Other companies in our industry define adjusted operating income differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

The following table sets forth a reconciliation of adjusted operating income to its most directly comparable U.S. GAAP measure, operating income (loss):

(In thousands)	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Operating income (loss)	$(6,350)	$21,018	$36,602	$55,324
Adjustments:
Purchase accounting related charges (a)	350	—	4,433	—
Restructuring and other charges (b)	2,212	1,454	2,605	4,263
Litigation settlements and related legal fees (c)	21,417	905	23,740	1,979
Transaction related fees (d)	2,714	—	2,714	—
Executive officer separation (e)	—	—	—	7,000
Total adjustments	26,693	2,359	33,492	13,242
Adjusted operating income	$20,343	$23,377	$70,094	$68,566

(a)	Represents the elimination of finished goods inventory step-up, customer relationships amortization and lease intangible amortization related to the USA Industries acquisition.

(b)	Represents the elimination of restructuring and other charges.

(c)	Represents the elimination of the amount recorded in connection with legal settlements and related legal costs.

(d)	Represents the elimination of costs incurred for legal and professional fees related to the Transaction.

(e)
Represents the lump sum cash payment pursuant to the terms of the Transition, Noncompetition and Release Agreement with John H. Weber, our former President and Chief Executive Officer, effective February 28, 2013.